As filed with the Securities and Exchange Commission on March 11, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

04-3158289

(I.R.S. Employer Identification No.)

Metabolix, Inc.

21 Erie Street

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

2006 Stock Option and Incentive Plan

(Full Title of the Plan)

Richard P. Eno

Chief Executive Officer

Metabolix, Inc.

21 Erie Street

Cambridge, MA  02139

(Name and Address of Agent for Service)

(617) 583-1700

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Sarah P. Cecil General Counsel Metabolix, Inc. 21 Erie Street Cambridge, MA 02139 (617) 583-1700	John M. Mutkoski, Esq. Goodwin Procter LLP Exchange Place Boston, MA 02109 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(4)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
2006 Stock Option and Incentive Plan Common Stock, par value $.01 per share	1,043,944	$10.48	$10,940,533	$780.06
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)

The price of $10.48 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq Global Market on March 8, 2010, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) of the Securities Act and has been used only because these shares are without a fixed price.

(3)	Calculated pursuant to Section 6(b) of the Securities Act.

(4)

This registration statement relates to 1,043,944 shares of Common Stock, $0.01 par value per share, reserved for issuance under the 2006 Stock Option and Incentive Plan (the “2006 Plan”), which shares are in addition to 4,964,256 shares of Common Stock, $0.01 par value per share, previously registered pursuant to Registration Statements on Form S-8 (Registration Nos. 333-138631, 333-145232, 333-155115 and 333-157869) and filed with the Securities and Exchange Commission. The current filing is being made to register an additional 1,043,944 shares which are issuable under the 2006 Plan.

This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (SEC File No. 333-138631) of the Registrant is effective.  The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-138631) is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)                                  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 11, 2010;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2009; and

(c)                                  The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on November 6, 2006, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 8.    Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 11, 2010.

METABOLIX, INC.

By:	/s/ Richard P. Eno
Richard P. Eno
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Metabolix, Inc. (the “Company”), hereby severally constitute and appoint Richard P. Eno, Joseph D. Hill, and Sarah P. Cecil, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Richard P. Eno	Director, President and Chief Executive Officer	March 11, 2010
Richard P. Eno	(Principal Executive Officer)

/s/ Joseph D. Hill	Chief Financial Officer	March 11, 2010
Joseph D. Hill	(Principal Financial Officer and Principal Accounting Officer)

/s/ Edward M. Giles	Director	March 11, 2010
Edward M. Giles

/s/ Peter N. Kellogg	Director	March 11, 2010
Peter N. Kellogg

/s/ Jay Kouba	Director	March 11, 2010
Jay Kouba

/s/ Edward M. Muller	Director	March 11, 2010
Edward M. Muller

/s/ Oliver P. Peoples	Director	March 11, 2010
Oliver P. Peoples

/s/ Anthony J. Sinskey	Director	March 11, 2010
Anthony J. Sinskey

/s/ Matthew Strobeck	Director	March 11, 2010
Matthew Strobeck

/s/ Robert L. Van Nostrand	Director	March 11, 2010
Robert L. Van Nostrand

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)
99.1	2006 Stock Option and Incentive Plan (incorporated by reference herein to the exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-135760))